Exhibit 107

Form S-3

(Form Type)

Enbridge Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward

Newly Registered Securities

Fees to Be Paid	Debt	Debt Securities	Rules 456(b) and 457(r)(1)	(2)	(2)	(2)	(3)	(3)
	Other	Guarantees of Enbridge Energy Partners, L.P.(4)	Rules 456(b) and 457(r)(1)	(2)	(2)	(2)	(3)	(3)
	Other	Guarantees of Spectra Energy Partners, L.P.(4)	Rules 456(b) and 457(r)(1)	(2)	(2)	(2)	(3)	(3)
	Equity	Common Shares	Rules 456(b) and 457(r)(1)	(2)	(2)	(2)	(3)	(3)
	Equity	Preference Shares	Rules 456(b) and 457(r)(1)	(2)	(2)	(2)	(3)	(3)

Fees Previously Paid	N/A	N/A	N/A	N/A	N/A	N/A		N/A

Carry Forward Securities

Carry Forward Securities	N/A	N/A	N/A	N/A		N/A			N/A	N/A	N/A	N/A

	Total Offering Amounts					N/A		N/A

	Total Fees Previously Paid							N/A

	Total Fee Offsets							N/A

	Net Fee Due							(1)

(1)

Pursuant to Rules 456(b) and 457(r) under the Securities Act of 1933, as amended, the Registrant is deferring payment of all of the registration fee relating to the securities that are registered and available for sale under this Registration Statement.

(2)

There is being registered hereunder an indeterminate principal amount of debt securities and an indeterminate number of common shares and preference shares as may from time to time be issued at indeterminate prices and as may be issuable upon conversion, redemption, exchange, exercise or settlement of any securities registered hereunder, including under any applicable antidilution provisions. Any securities registered hereunder may be sold separately or together with other securities registered hereunder.

(3)	The proposed maximum offering price per security will be determined from time to time by the Registrant in connection with the issuance by the Registrant of the securities registered hereunder.
(4)

Guarantees to be issued by the co-registrants. Pursuant to Rule 457(n) under the Securities Act of 1933, as amended, no additional registration fee will be paid in respect of the guarantees. The guarantees will not be traded separately.